UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) April 27, 2004

FMC TECHNOLOGIES, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-16489	36-4412642
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1803 Gears Road, Houston, TX 77067

(Address of principal executive offices) (Zip Code)

(281) 591-4000

Registrant’s telephone number, including area code

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS.

(C) Exhibits:

99.1	Press Release issued by FMC Technologies, Inc. dated April 27, 2004

ITEM 9. REGULATION FD DISCLOSURE.

FMC Technologies may from time to time discuss the Company’s 2001 financial results stated on a pro forma basis, which is a non-GAAP measure, including in its first quarter conference call referenced in the press release attached as Exhibit 99.1. Effective January 1, 2004, the Company adopted a change in accounting for employee stock option compensation and restated its historical financial statements to reflect the recognition of stock option expense. As a result of this restatement, the following reconciliation of non-GAAP financial measures for 2001, which is adjusted for such expense, replaces the previously provided reconciliation for such year:

	Year Ended December 31, 2001
	(In millions)	(Per diluted share)
After-tax profit, pro forma basis (non-GAAP measure)	$50.5	$0.77
Less: Restructuring and asset impairment charges, net of income taxes	(10.4)	(0.16)
Less: Income tax charges related to the separation from FMC Corporation	(8.9)	(0.13)
Plus: Pro forma interest expense, net of income taxes	4.7	0.07

Income before the cumulative effect of changes in accounting principles	35.9	0.55
Cumulative effect of changes in accounting principles, net of income taxes	(4.7)	(0.07)

Net income (GAAP measure)	$31.2	$0.48

ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION.

On April 27, 2004, FMC Technologies, Inc. issued a press release announcing its financial results for the fiscal quarter ended March 31, 2004. A copy of the press release is furnished as Exhibit 99.1 to this report and is incorporated herein by reference.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

FMC TECHNOLOGIES, INC.

By:	/s/ William H. Schumann, III
William H. Schumann, III
Senior Vice President, Chief Financial
Officer and Treasurer

Date: April 27, 2004